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                                                               EXHIBIT 10.99


                            SALE AND LEASE AGREEMENT

     THIS SALE AND LEASE AGREEMENT (this "Agreement") is made as of July ___, 1996, by and among FFCA ACQUISITION CORPORATION, a Delaware corporation ("Buyer"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and the partnerships, corporations, limited liability companies and other entities described on Schedule 1 attached hereto (individually called "Seller" and collectively called "Sellers"), whose collective address is 7373 North Scottsdale Road, Scottsdale, Arizona 85253.

                             PRELIMINARY STATEMENT:

         Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. BEP Holdings owns all of the issued and outstanding capital stock of Franchisor. BEP Holdings, as seller, and DenAmerica, as buyer, entered into the Stock Purchase Agreement for the sale and purchase of all of the outstanding capital stock of Franchisor. Sellers own the Sites and the Other Sites, and Buyer desires to purchase the Sites and, other than the Vacant Site, lease the same to DenAmerica pursuant to the Leases. Buyer desires to purchase the Vacant Site and lease the same to DenAmerica pursuant to the Vacant Site Lease. DenAmerica, as lessee under the Leases, will, on the Sale and Lease Closing Date, grant to Buyer, as lessor, a first-priority lien and security interest in and to all of the Equipment owned by DenAmerica in connection with the operation of a Blackeyed Pea restaurant on each Site. Borrower will purchase certain personal property and lease the same to DenAmerica pursuant to the Equipment Lease. Note Guarantors will acquire all of the issued and outstanding capital stock of Borrower. Buyer has agreed to make the Loan to Borrower to provide purchase money financing for the personal property to be leased to DenAmerica pursuant to the Equipment Lease. The Loan will be evidenced by the Note. Note Guarantors will execute the Note Guaranty to secure the performance of Borrower's duties and obligations under the Note. Note Guarantors will also execute the Stock Pledge Agreement for the benefit of Buyer to secure the performance of the obligations described in the Stock Pledge Agreement. Buyer will purchase the Sites and make the Loan pursuant to the terms and conditions of the Sale and Lease Operative Documents and the Loan Operative Documents. Simultaneously with the execution and delivery of this Agreement by Sellers, Borrower shall execute and deliver to Buyer the Loan Agreement. The consummation of the transactions contemplated by this Agreement and by the Loan Agreement shall occur concurrently.

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:
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         "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

         "BEP Holdings" means BEP Holdings, Inc., a Delaware corporation, or its successor.

         "Borrower" means LH LEASING COMPANY, INC., an Arizona corporation, or its successor.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Commitment" means that certain Commitment Letter dated May 2, 1996, between Buyer and DenAmerica with respect to the transaction described in this Agreement.

         "Counsel" means legal counsel to Sellers and DenAmerica, as selected by Sellers and DenAmerica, and approved by Buyer, licensed in the state(s) in which
(i) each Site is located, (ii) Sellers and DenAmerica are incorporated or formed, and (iii) Sellers and DenAmerica maintain their principal places of business.

         "DenAmerica" means DenAmerica Corp., a Georgia corporation, or its successor.

         "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium, including, without limitation, Hazardous Materials, comprising or surrounding the Sites, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against any or all of the Sellers or Buyer by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of the respective Seller's business and/or the operation of the business of any other property owner or operator in the vicinity of the Sites and/or any activity or operation formerly conducted by any person or entity on or off the Sites.

         "Environmental Laws" means all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, agreements and similar items, of or with any and all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the states in which the Sites are located and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation:

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                  (i) all requirements, including, without limitation, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threatened Releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

                  (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

         "Equipment" means all of the appliances, furniture, fixtures, equipment and other personal property to be owned as of the Sale and Lease Closing Date by DenAmerica situated on the Sites and used in connection with the operation of Black-eyed Pea restaurants on the Sites. As of the date of this Agreement, each Seller owns the Equipment located on or at the Site owned by such Seller as shown on Schedule A attached hereto.

         "Equipment Lease" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Fee" means an underwriting and processing fee equal to one percent (1%) of the sum of the Loan Amount and the Purchase Price. DenAmerica paid Buyer an amount equal to $250,000.00 toward the Fee at the time of DenAmerica's execution of the Commitment; the balance of the Fee will be paid by Sellers to Buyer at the Sale and Lease Closing.

         "Franchisor" means BLACK-EYED PEA U.S.A., INC., a Texas corporation, or its successor.

         "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product;
(c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any federal, state or local statute, law, code or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. SectionSection 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. SectionSection 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. SectionSection 6901 et seq.; and the Federal Water Pollution Control Act, as amended, 33 U.S.C. SectionSection 1251 et seq.; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Sites or the operations or activity at the Sites, or any chemical, material, gas or substance that does pose a hazard to the health and/or safety of the occupants of the Sites.

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         "Lease" or "Leases" means, as the context requires, the lease agreement substantially in the form attached hereto as Schedule B, executed and delivered by DenAmerica, as lessee, and Buyer, as lessor, with respect to each Site, other than the Vacant Site. A Lease shall be executed for each Site, other than the Vacant Site. Except as otherwise specifically provided in this Agreement, however, reference to a Lease or the Leases herein shall include reference to the Vacant Site Lease.

         "Loan" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, in the form of Schedule C attached hereto, to be dated and executed by Borrower and Buyer, as lender, as of the date hereof relative to the Loan Transaction.

         "Loan Amount" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Loan Closing" shall have the meaning set forth in Section 4 of the Loan Agreement.

         "Loan Closing Date" means the date specified as the closing date in
Section 4 of the Loan Agreement.

         "Loan Transaction" means the transaction contemplated by the Loan Agreement.

         "Loan Operative Documents" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Material Adverse Effect" means, with respect to (i) any or all of the Sellers, a material adverse effect on the business, operations, assets, or financial condition of any one or all of the Sellers, (ii) any or all of the Sites, a material adverse effect on the business, operations, assets, financial or physical condition of any one or all of the Sites, and/or (iii) the Equipment, a material adverse effect on the use, operation or physical condition of the Equipment located on or at any one or all of the Sites if such effect could reasonably be expected to materially impair the ability of DenAmerica, or a Sublessee, to conduct business activities on or at any one or all of the Sites with respect to the operation of Black-eyed Pea restaurants (except with respect to the Vacant Site which will remain vacant and the Steak House Site which is operated as a steak house restaurant).

         "Memorandum of Lease" means a memorandum of lease substantially in the form attached hereto as Schedule D, executed and delivered by DenAmerica, as lessee, and Buyer, as lessor, and recorded with respect to each Lease. A Memorandum of Lease shall be executed for each Lease.

         "Non-Foreign Seller Certificate" means the certificate to be delivered by each Seller on the Sale and Lease Closing Date substantially in the form attached hereto as Schedule E.

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         "Note" shall have the meaning set forth in Section 1 of the Loan
Agreement.

         "Note Guarantors" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Note Guaranty" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Other Agreements" means the Sale and Lease Operative Documents (except this Agreement), the Equipment Lease and any and all agreements, leases, loan agreements, documents, assignments, instruments, promissory notes, mortgages, deeds of trust, and indemnities (other than the remaining Loan Operative Documents) entered into, now and hereafter, between (or by) (a) DenAmerica or any Affiliate of DenAmerica, and (or for the benefit of) (b) Buyer or any Affiliate of Buyer.

         "Other Site" or "Other Sites" means, as the context requires, one or more of the parcel or parcels of real estate, the addresses of which are listed on Schedule F attached hereto and made a part hereof, together with all rights, easements, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate). Each of the Other Sites is owned by the corresponding Seller identified on Schedule F.

         "Permitted Exceptions" means those exceptions to title approved in writing by Buyer pursuant to Section 11.A.

         "Person" or "Persons" means, as the context requires, any individual, corporation, trust, partnership, limited liability company, unincorporated organization, governmental authority or any other form of entity.

         "Purchase Price" means the amount specified in Section 3.

         "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Sites in such a manner that violates any applicable Environmental Laws.

         "Sale and Lease Closing" shall have the meaning set forth in Section 5.

         "Sale and Lease Closing Date" shall have the meaning set forth in
Section 5.

         "Sale and Lease Operative Documents" means, collectively, this Agreement, the Leases, Non-Foreign Seller Certificate(s), each Deed (defined in Subsection 11.A), UCC-1 Financing Statements, each Memorandum of Lease and all other documents, instruments, agreements, affidavits, notices, certifications and estoppels executed (or to be executed before or after the

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Sale and Lease Closing) in connection with the transaction contemplated by this
Agreement (other than the Loan Operative Documents).

         "Site" or "Sites" means, as the context requires, one or more of the parcel or parcels of real estate, the addresses of which are listed on Schedule A attached hereto and made a part hereof, together with all rights, easements, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate). Except as otherwise specifically provided herein, reference to a Site, each Site or the Sites in this Agreement shall include reference to the Vacant Site and the Steak House Site. Each Site is owned by the corresponding Seller as shown on the attached Schedule A.

         "Steak House Site" means the Site identified on Schedule A as FFCA No. 8000-4428 located in Knoxville, Tennessee.

         "Stock Pledge Agreement" shall have the meaning set forth in Section 1 of the Loan Agreement.

         "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of May 31, 1996, between BEP Holdings, as seller, and DenAmerica, as buyer, for the sale and purchase of all of the issued and outstanding capital stock of Franchisor.

         "Sublease" shall have the meaning set forth in Section 1 of the Lease.

         "Sublessee" shall have the meaning set forth in Section 1 of the Lease.

         "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Sites which may result from such Release.

         "Title Company" means LAWYERS TITLE INSURANCE CORPORATION, 40 East Mitchell Drive, Suite 100, Phoenix, Arizona 85012.

         "Transaction Costs" means all reasonable costs and expenses incurred in connection with the transaction contemplated by this Agreement including, without limitation, preparation of the environmental report(s) for each Site described in Subsection 11.E, review of the condition of title for each Site by Buyer, title insurance charges and premiums relative to the title insurance described in Subsection 11.C(i), preparation and review of a survey for each Site by Buyer as set forth in Subsection 11.D, Uniform Commercial Code search relative to the UCC Search Parties and each Site as described in Subsection 11.C(ii), Sellers' legal fees and Buyer's outside counsel legal fees, all escrow, recording and filing fees and charges, stamp taxes, and transfer fees.

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         "UCC-1 Financing Statement" or "UCC-1 Financing Statements" means, as the context requires, the UCC-1 Financing Statements executed by DenAmerica, as debtor, for the benefit of Buyer, as secured party, in accordance with the terms of the Leases. One or more UCC-1 Financing Statements will be executed and filed for each Site with respect to each Lease in the appropriate state, county or other applicable offices.

         "UCC Search Parties" means, collectively, Sellers, DenAmerica and such other parties as Buyer shall reasonably request.

         "Vacant Site" means the parcel of real estate located in Chesapeake, Virginia, identified on the attached Schedule A as store No. 2100/FFCA No. 8000-4412, owned by the corresponding Seller identified on Schedule A, together with all rights, easements, privileges and appurtenances associated therewith and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

         "Vacant Site Lease" means the lease agreement in the form attached hereto as Schedule G to be executed and delivered by DenAmerica, as lessee, and Buyer, as lessor, with respect to the Vacant Site.

         2. TRANSACTION. On the terms and subject to the conditions set forth herein, Sellers shall convey to Buyer title to the Sites that each Seller owns, Buyer shall purchase the Sites, Buyer shall lease the Sites to DenAmerica pursuant to the Leases. DenAmerica shall grant to Buyer a perfected first-priority lien and security interest in the Equipment owned by DenAmerica located at each Site pursuant to each Lease and the corresponding UCC-1 Financing Statements. The sale and purchase of the Sites pursuant to this Agreement and the lease of the Sites to DenAmerica pursuant to the Leases, together with the Loan to be made by Buyer to Borrower in accordance with the Loan Operative Documents, are not severable and shall be considered a single integrated transaction.

         3. PURCHASE PRICE. The purchase price for all of the Sites (the "Purchase Price") shall be THIRTY-FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($35,750,000.00). The Purchase Price shall be allocated among the Sites as shown on Schedule A-1 attached hereto and made a part hereof. The Purchase Price shall be paid at the Sale and Lease Closing in cash or its equivalent subject to any prorations and adjustments required by this Agreement.

         4. TRANSACTION COSTS AND FEE; TERMINATION. Sellers shall be responsible for payment of all Transaction Costs, except Buyer shall pay its in-house Site inspection expenses from the Fee. Sellers shall reimburse Buyer for all Transaction Costs incurred by Buyer in connection with the transaction contemplated hereunder other than Buyer's in-house Site inspection expenses to be paid out of the Fee.

         The portion of the Fee paid to Buyer at the time of DenAmerica's execution of the Commitment was deemed fully earned and non-refundable upon Buyer's receipt thereof,

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provided that if, after completion of Buyer's review and inspection of the
Sites, Buyer does not approve one or more of the Sites and, thereafter, if Buyer and DenAmerica are unable, after negotiating in good faith, to agree on a reduction in, and reallocation of, the Purchase Price based upon Buyer's disapproval of one or more Sites, then, this Agreement, including all of the obligations, duties and liabilities of the parties hereto, including, without limitation, Buyer's obligation to make the Loan pursuant to the Loan Agreement, shall terminate, in which event, Buyer shall refund to DenAmerica the portion of the Fee paid to Buyer, less Buyer's reasonable out-of-pocket costs and expenses incurred or paid in connection with the transactions contemplated by this Agreement and the Loan Agreement, including reasonable attorneys' fees, through the date of termination of this Agreement and the Loan Agreement, and the parties hereto shall have no further liability or obligation to each other hereunder or under the Loan Agreement, provided that after the Sale and Lease Closing, no termination of this Agreement shall occur pursuant to this Section
4. The balance of the Fee shall be paid at the Sale and Lease Closing, shall be deemed fully earned upon Buyer's receipt and will be nonrefundable at that time. In the event the transaction set forth in this Agreement fails to close due to a breach or default by any or all of the Sellers under this Agreement, Buyer shall retain the portion of the Fee paid to Buyer at the time of DenAmerica's execution of the Commitment (without affecting or limiting Buyer's remedies set forth in this Agreement).

         5. SALE AND LEASE CLOSING DATE. The purchase and sale of the Sites shall be closed (the "Sale and Lease Closing") within 30 days following the satisfaction of all of the terms and conditions contained herein, but in no event shall the date of the Sale and Lease Closing be extended beyond July 8, 1996 (the "Sale and Lease Closing Date"), and any such extension shall not be effective unless approved by Buyer in its reasonable discretion.

         6. TITLE COMPANY. Prior to the execution of this Agreement by the parties hereto, Sellers ordered a title insurance commitment from Title Company for each Site, along with a Uniform Commercial Code search relative to each Site and the UCC Search Parties. Prior to the Sale and Lease Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from DenAmerica and Buyer to do so. All real and personal property and other applicable taxes and assessments and other charges relating to the Sites which are due and payable on or prior to the Sale and Lease Closing Date, as well as such taxes and assessments due and payable subsequent to the Sale and Lease Closing Date but which Title Company requires to be paid at Sale and Lease Closing as a condition to the issuance of the title insurance policy described in Subsection 11.C(i), shall be paid by Sellers at or prior to the Sale and Lease Closing; and all other taxes and assessments shall be paid by Sellers or DenAmerica, in its capacity as lessee under each Lease, in accordance with the terms of such Lease. The Sale and Lease Closing documents shall be dated as of the Sale and Lease Closing Date.

         Sellers and Buyer hereby employ Title Company to act as escrow agent in connection with this transaction. Sellers and Buyer will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this

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Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for Buyer's or Sellers' respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of Buyer and Sellers, all charges and obligations payable by them, respectively. Sellers will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Sellers and Buyer or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its reasonable charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by wire transfer, as directed by the respective Seller and Buyer. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Sites, concerning the amount of such charge or assessment or the amount secured by such lien without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Section are being made to induce Sellers to enter into this Agreement and consummate the transactions contemplated herein, and Sellers have relied upon such representations and warranties. Buyer represents and warrants to Sellers as follows:

                  A. Organization of Buyer. Buyer has been duly incorporated, is validly existing and has taken all necessary corporate action to authorize the execution, delivery and performance by Buyer of this Agreement.

                  B. Authority of Buyer. The person who has executed this Agreement on behalf of Buyer is duly authorized so to do.

                  C. Enforceability. Upon execution by Buyer, the Sale and Lease Operative Documents to which Buyer is a party shall constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms.

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                  D. Good Standing of Buyer. Buyer is in good standing under the laws of its state of incorporation.

         All representations and warranties of Buyer made in this Agreement shall be and will remain true and complete as of the Sale and Lease Closing Date as if made and restated in full as of such date.

         8. REPRESENTATIONS AND WARRANTIES OF SELLERS. The representations and warranties of Seller contained in this Section are being made to induce Buyer to enter into this Agreement and consummate the transactions contemplated herein, and Buyer has relied upon such representations and warranties. For purposes of this Section 8, each Seller shall be deemed to have made the following representations and warranties with respect to itself and with respect to all of the Sites and all of the Equipment that each respective Seller owns, provided that Franchisor shall be deemed also to have made the following representations and warranties with respect to all of the Sellers (and DenAmerica, to the extent applicable to DenAmerica) and with respect to all of the Sites and all of the Equipment. Each Seller, as applicable, represents and warrants to Buyer as follows:

                  A. Information and Financial Statements. Sellers have delivered to Buyer financial statements (either audited financial statements or, if any Seller does not have audited financial statements, certified financial statements) and certain other information concerning themselves, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to Buyer since the date such financial statements and other information were prepared or delivered to Buyer. Sellers understand that Buyer is relying upon such financial statements and information and Sellers represent that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect, as of the date of this Agreement and the Sale and Lease Closing Date, the financial condition of each individual, partnership or entity to which they pertain.

                  B. Organization and Authority of Sellers. (i) Each Seller is duly organized or formed, validly existing and in good standing under the laws of each respective Seller's state of incorporation or formation, and is qualified as a foreign corporation, partnership or limited liability company, as the case may be, to do business in any jurisdiction where any Site owned by such Seller is located and in any other jurisdiction where such qualification is required, where the failure to so qualify might reasonably be expected to result in a Material Adverse Effect.

                  (ii) All necessary corporate, partnership or limited liability company action, as the case may be, has been taken by each Seller to authorize the execution, delivery and performance of all of the Sale and Lease Operative Documents to which each is a party.

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                  (iii) The persons who have executed or will execute the Sale and Lease Operative Documents on behalf of each Seller are duly authorized so to do.

                  C. Enforceability of Documents. Upon execution by Sellers, the Sale and Lease Operative Documents to which each Seller is a party shall constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, and general principles of equity.

                  D. Litigation. Except as set forth on Schedule H attached hereto, there are no suits, actions, proceedings or investigations pending or, to the best knowledge of each Seller, threatened against or involving any Seller or any of the Sites or Equipment before any court, arbitrator, or administrative or governmental body which, if adversely determined, might reasonably be expected to result in any Material Adverse Effect. None of the matters, actions, demands or claims shown on Schedule H, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

                  E. Absence of Breaches or Defaults. None of the Sellers is in default, and the authorization, execution, delivery and performance of the Sale and Lease Operative Documents will not result in any breach or default under any other document, instrument or agreement to which any Seller is a party or by which any Seller or any of the Sites or Equipment is subject or bound, where such breach or default might reasonably be expected to result in a Material Adverse Effect. The authorization, execution, delivery and consummation of the Sale and Lease Operative Documents to which each Seller is a party will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order, where such violation might reasonably be expected to result in a Material Adverse Effect.

                  F. Utilities. As of the Sale and Lease Closing Date, each Site will be served by public utilities which are adequate for the current use of the Black-eyed Pea restaurant located on such Site and all utility connection fees and use charges will have been paid when due.

                  G. Intended Use and Zoning; Compliance With Laws. DenAmerica intends to sublease each Site to a Sublessee pursuant to a Sublease. Sellers shall cause DenAmerica to occupy and use (or shall cause DenAmerica to cause Sublessee to occupy and use) each of the Sites, other than the Vacant Site and the Steak House Site, solely for the operation of a Black-eyed Pea restaurant in accordance with the standards of operations then in effect which are imposed by Franchisor on its franchisees on a systemwide basis, and related ingress, egress and parking, and for no other purposes. DenAmerica intends to sublease the Steak House Site to Sublessee pursuant to the Sublease. Sellers shall cause DenAmerica to occupy and use (or shall cause DenAmerica to cause Sublessee to occupy and use) the Steak House Site solely for the operation of

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
         a steak house restaurant in accordance with a standard of operations that is customary and reasonable, and related ingress, egress and parking, and for no other purposes. DenAmerica does not intend to use the Vacant Site for any business purpose, and DenAmerica agrees not to conduct business activities on the Vacant Site without Buyer's prior written consent, which consent shall not be unreasonably withheld, provided that DenAmerica agrees to maintain the Vacant Site in accordance with the terms of the Vacant Site Lease. Such intended use or uses, as the case may be, will not violate any zoning or other governmental requirement applicable to the Sites. The Sites, other than the Vacant Site and the Steak House Site, are suitable for Black-eyed Pea restaurants in accordance with the standards of selection imposed by Franchisor on its franchisees on a system-wide basis. The Steak House Site is suitable for use as a steak house restaurant. The Sites comply in all material respects with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, board or instrumentalities of the United States, the state in which the Sites are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the National Fire Protective Association and the Americans With Disabilities Act of 1990, where such failure to so comply might reasonably be expected to result in a Material Adverse Effect.

                  H. Area Development; Wetlands. None of the Sellers has received notice of the commencement of any condemnation or eminent domain proceedings affecting any of the Sites and, to the best of each Seller's knowledge, no such proceedings are contemplated. To the best of each Seller's knowledge, the area where each Site is located has not been declared blighted by any governmental authority. None of the Sites is designated by any applicable federal, state and/or local governmental authority as wetlands.

                  I. Licenses and Permits; Access. On or prior to the Sale and Lease Closing Date, Sellers shall have obtained, or shall have caused DenAmerica to obtain, all required licenses and permits, both governmental and private, to use and operate the Sites and Equipment in the intended manner, where the failure to so obtain such licenses and permits might reasonably be expected to result in a Material Adverse Effect. There are adequate rights of access to public roads and ways available to each of the Sites to permit utilization of each Site for its intended purpose and all such public roads and ways have been completed and dedicated to public use.

                  J. Condition of the Sites. As of the Sale and Lease Closing Date, each Site, other than the Vacant Site, including the Equipment located thereon, will be of good workmanship and materials, fully equipped and operational, other than the Vacant Site which may not be fully operational, in good condition and repair, normal wear and tear excepted, free from material structural defects, reasonably clean, orderly and sanitary, safe, well-lit, landscaped, decorated and well-maintained.

                  K. Environmental. Based on Sellers' review of the environmental reports described in Section 11.E, Sellers are familiar with the present use of each of their respective Sites. Except as to the matters set forth in the environmental reports described in Section 11.E, and to the best of each Seller's knowledge (i) no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on any of the Sites, except in compliance with all applicable Environmental Laws, and no Release or Threatened Release has occurred at or on any of the Sites; (ii) the activities, operations and business undertaken on, at or about each Site, including, but not limited to, any past or ongoing alterations or improvements at such Site, are and have been at all times, in compliance with all Environmental Laws; (iii) no further action is required to remedy any Environmental Condition or violation of, or to be in material compliance with, any Environmental Laws, and no lien has been imposed on any of the Sites in any federal, state or local governmental or quasi-governmental entity in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off any of the Sites.

                  There is no pending or threatened litigation or proceeding before any court, administrative agency or governmental body in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release on or at any Site of any Hazardous Materials, and no Seller has any knowledge of any facts which would give rise to any such action, nor has any Seller (a) received any notice (and no Seller has any actual knowledge) that any governmental or quasi-governmental authority or any employee or agent thereof has determined or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with any Site or that there exists a presence, Release, Threatened Release of any Hazardous Materials on or at any Site in violation of any applicable Environmental Laws, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials at or on any Site; (b) received any notice under the citizen suit provision of any Environmental Law in connection with any Site or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to any Site or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

                  L. Title to the Sites. Title to each of the Sites is vested in each respective Seller as shown on Schedule A. On the Sale and Lease Closing Date, each Seller will convey to Buyer title to all of the Sites owned by such Seller, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions.

                  M. No Other Agreements and Options. Neither Sellers nor any of the Sites are subject to any obligation or agreement, including, but not limited to, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent any Seller from completing, or impair any Seller's ability to complete, the sale of the Sites under this Agreement or which would bind Buyer, other than the Permitted Exceptions, subsequent to consummation of the transaction contemplated in this Agreement.

                  N. No Mechanics' Liens. There are no mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of any of the Sites, and, to the best of each Seller's knowledge, there are no delinquent outstanding accounts payable which could result in the filing or assertion of a mechanic's or materialman's lien relative to work performed, materials furnished or services provided to, or for the benefit of, any or all of the Sites; no work has been performed or is in progress nor have materials been supplied to any of the Sites or agreements entered into for work to be performed or materials to be supplied to any of the Sites prior to the date hereof or prior to the Sale and Lease Closing Date, which will not have been fully paid for on or before the Sale and Lease Closing Date or which might provide the basis for the filing of such liens against any Site or any portion thereof; Sellers shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to any or all of the Sites prior to the Sale and Lease Closing Date; and Sellers shall, and do hereby agree to, defend, indemnify and forever hold Buyer harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to any and all of the Sites.

                  O. No Reliance. Sellers acknowledge that Buyer did not prepare or assist in the preparation of any of the projected financial figures used by Sellers in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement, and that Sellers have not relied on any report or statement by Buyer in entering into this Agreement. Furthermore, Sellers acknowledge that they have not relied upon, nor may any Seller hereafter rely upon, the analysis undertaken by Buyer in determining the Purchase Price, and such analysis will not be made available to Sellers.

                  P. Net Worth. As of the Sale and Lease Closing Date, Sellers shall cause DenAmerica to have a net worth of not less than $15,000,000.00. For purposes of this Subsection, net worth shall mean the book value of DenAmerica's shareholder's equity, as determined in accordance with generally accepted accounting principles, consistently applied from period to period.

                  Q. Approvals and Consents. As of the Sale and Lease Closing, and except as otherwise shown on Schedule I attached hereto, Sellers shall have obtained all consents, approvals and authorizations required to be obtained in connection with the consummation of the transaction contemplated by this Agreement.

                  R. Title to the Equipment; First-Priority Security Interest. Title to the Equipment used in connection with a Black-eyed Pea restaurant located on each of the Sites is vested in the corresponding Seller as shown on Schedule A. On the Sale and Lease Closing Date, each Seller will transfer and convey to DenAmerica title to all of the Equipment owned by such Seller, free and clear of all liens, including landlord, possessory and contractual liens, encumbrances, charges and security interests of any nature whatsoever, except for the landlord's lien and first-priority security interest granted in favor of Buyer pursuant to the Leases and the security interest granted in favor of Banque Paribas, as agent. The security interest in favor of Banque Paribas, as agent, will, on the Sale and Lease Closing Date, be junior and subordinate to Buyer's landlord's lien and security interest granted pursuant to the Leases. From and after the Sale and Lease Closing Date, Buyer shall have a landlord's lien and perfected first-priority security interest on the Equipment located at each Site pursuant to the Lease and UCC-1 Financing Statements that correspond to such Site which landlord's lien and security interest will be senior and superior to any lien or security interest in favor of Banque Paribas, as agent.

                  S. Franchise Rights. Franchisor owns all of the rights and privileges relative to the franchise rights associated with Black-eyed Pea restaurants, including, without limitation, any and all trade secrets, tradenames and trademarks relative thereto (collectively, the "Franchise Rights"), free and clear of any and all rights, liens, interests, claims, and encumbrances, except for the rights and privileges granted to Franchisor's approved franchisees. As of the Sale and Lease Closing Date, DenAmerica or Sublessee will have all of the Franchise Rights required to operate the Sites as Blackeyed Pea restaurants.

                  T. Other Sites. On and after the Sale and Lease Closing Date, each of the Sellers identified on Schedule F shall own the Other Site to which each such Seller's ownership corresponds, free of any monetary lien, interest or encumbrance.

All representations and warranties of Sellers made in this Agreement shall be and will remain true and complete as of the Sale and Lease Closing Date as if made and restated in full as of such date and shall survive the Sale and Lease Closing.

         9. AGREEMENT OF SELLERS AND DENAMERICA. A. Inspection. Until the Sale and Lease Closing Date, Sellers shall, at all reasonable times, (i) provide Buyer and Buyer's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Sites, all drawings, plans, and specifications for each Site in possession of respective Seller, all engineering reports relating to each Site in the possession of each such Seller, the files and correspondence relating to each Site, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of each Site, and (ii) allow such persons to make such inspections, tests, copies, and verifications as Buyer reasonably considers necessary.

         B. Execution of the Loan Agreement. Simultaneously with the execution and delivery of this Agreement by Sellers, Borrower shall execute and deliver to Buyer the Loan Agreement.

         C. Other Sites; No Transfer or Encumbrance. Until all of the obligations evidenced by the Note are paid and satisfied in full, each Seller who owns any of the Other Sites agrees not to sell, convey, transfer, encumber, hypothecate, finance or refinance any or all of the Other Sites, without the prior written consent of Buyer.

         D. Approvals, Consents and Authorizations. After the Sale and Lease Closing Date, Sellers, and any successor of Sellers, shall, to the extent not obtained prior to the Sale and Lease Closing, use good faith best efforts to obtain all of the consents, approvals and authorizations required to have been obtained in connection with the consummation of the transaction contemplated by this Agreement, including, without limitation, the consents and approvals shown on Schedule I, and shall deliver copies of all such consents, approvals and authorizations to Buyer upon obtaining the same.

         E. Agreement of DenAmerica. At or prior to the Sale and Lease Closing Date, DenAmerica shall execute and deliver to Title Company or Buyer, as may be appropriate, the Leases, each Memorandum of Lease, the UCC-1 Financing Statements and such other documents, instruments and certificates, as Buyer or Title Company may reasonably require in form reasonably acceptable to Buyer or Title Company, respectively, and shall pay such sums as are reasonably required by the Sale and Lease Operative Documents, to which DenAmerica is a party, to be paid by DenAmerica.

         10. TRANSACTION CHARACTERIZATION. A. It is the intent of the parties that the conveyance of the Sites to Buyer be absolute conveyances in effect as well as form, and the instruments of conveyance to be delivered at Sale and Lease Closing are not intended to serve or operate as mortgages, equitable mortgages, deeds of trust, security agreements, trust conveyance or financing or trust arrangements of any kind, nor as preferences or fraudulent conveyances against any creditors of BEP Holdings or Sellers. After the execution and delivery of the special warranty deeds described in Section 11, neither BEP Holdings nor any of the Sellers will have any legal or equitable interest or any other claim or interest in the Sites. Furthermore, the parties intend for the Leases to be true leases and not a transaction creating financing leases, capital leases, equitable mortgages, mortgages, deeds of trust, security interests or other financing arrangements, and the economic realities of the Leases are those of true leases. Notwithstanding the existence of the Leases, neither party shall contest the validity, enforceability or characterization of the sale and purchase of any of the Sites by Buyer pursuant to this Agreement as an absolute conveyance, and both parties shall support the intent expressed herein that the purchase of the Sites by Buyer pursuant to this Agreement provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

         B. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Sellers and may not be assumed over the objection of Buyer in the event any Seller becomes a debtor or debtor in possession in any bankruptcy proceeding. The financial accommodation made through this Agreement is Buyer's acquisition of the Sites for the purpose of leasing such Sites to DenAmerica pursuant to true leases.

         11. CONDITIONS OF SALE AND LEASE CLOSING. The obligation of Buyer to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

                  A. Title; Third-Party Beneficiary. Sellers shall convey to Buyer title to all of the Sites by special warranty deeds (individually the "Deed" or collectively the "Deeds"), free of all liens, encumbrances, restrictions, encroachments and easements, except as otherwise specifically agreed to in writing by Buyer ("Permitted Exceptions"). Sellers or DenAmerica shall cause BEP Holdings to agree, in form and substance reasonably acceptable to Buyer, that Buyer shall have the right to bring an action against BEP Holdings for any breach of the representations and warranties set forth in subsections 4(e),
         (i), (k), (n) and (q) of the Stock Purchase Agreement that pertain to the Sites and the Equipment, and that Buyer shall be an intended third-party beneficiary of the Stock Purchase Agreement for such purpose.

                  B. Condition of the Sites. Buyer shall have inspected and approved each of the Sites, and each such Site shall be in good condition and repair, normal wear and tear excepted, of good workmanship and materials, fully equipped and operational (other than the Vacant Site which may not be fully operational), clean, orderly, sanitary, safe, well-lit, landscaped, decorated and with a suitable layout, physical plant, traffic pattern and location all as determined by Buyer in its reasonable discretion.

                  C. Evidence of Title. (i) Buyer shall have received a preliminary title report and irrevocable commitment to insure title to the Sites by means of an ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Site or Sites are located) for each Site issued by Title Company showing good and marketable title in each respective Seller, based upon the ownership of the Sites as shown on Schedule A, committing to insure Buyer's fee simple ownership in each Site, subject only to Permitted Exceptions and containing the following title endorsements as such may be available under the laws of the states in which the Sites are located: contiguity, if applicable, access, survey, tax parcel, owner's comprehensive 100, mechanic's lien, surface, if applicable, and such additional title endorsements as Buyer may reasonably require.

                           (ii) Buyer shall have received the results of the Uniform Commercial Code search for each Site and the UCC Search Parties showing title to all of the Equipment located at each Site is vested in the Seller that owns such Site, based upon the ownership of the Sites shown on Schedule A, free and clear of any and all liens, encumbrances and interests. On the Sale and Lease Closing Date Sellers shall transfer to DenAmerica title to all of the Equipment situated on the Sites, free and clear of any and all liens, encumbrances and interests, except the landlord's lien and first-priority security interest in favor of Buyer granted pursuant to the Leases and the security interest in favor of Banque Paribas, as agent, which security interest shall be junior and subordinate to Buyer's landlord's lien and first-priority security interest granted pursuant to the Leases.

                  D. Survey. Buyer shall have received a current ALTA survey of each Site, the form and substance of which shall be reasonably satisfactory to Buyer in its reasonable discretion.

                  E. Environmental. Buyer shall have received a Phase I environmental report with respect to each Site (and a Phase II environmental report, if necessary, as determined by Buyer in its sole discretion), the form, substance and conclusions of which shall be satisfactory to Buyer in its sole discretion.

                  F. Compliance With Representations, Warranties and Covenants; Certification. (i) All obligations of Sellers under this Agreement shall have been performed and complied with in all material respects, and no event shall have occurred or condition shall exist which, would upon the Sale and Lease Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under any or all of the Sale and Lease Operative Documents and no event shall have occurred or condition shall exist or information shall have been disclosed by Sellers or discovered by Buyer which has had or would have a material adverse effect on any of the Sites, the Equipment if such effect could reasonably be expected to materially impair the ability of DenAmerica or a Sublessee to conduct business activities on the Sites relative to the operation of Black-eyed Pea restaurants (or a steak house restaurant on the Steak House Site), Sellers or Buyer's willingness to consummate the transaction contemplated by this Agreement, as determined by Buyer in its reasonable discretion.

                  (ii) At Buyer's request, Sellers shall have delivered to Buyer a certificate dated as of the Sale and Lease Closing Date certifying that (a) all representations and warranties of Sellers under this Agreement are true, correct and complete as of such date in all material respects, (b) Sellers have performed all of their obligations under this Agreement in all material respects, and (c) all documents and information delivered to Buyer by Sellers under this Agreement, including the financial statements, are true, correct and complete as of such date in all material respects, and that there have been no amendments to such documents or material changes to such information not disclosed in writing to Buyer.

                  G. Proof of Insurance. Sellers shall have caused DenAmerica to deliver to Buyer copies of insurance policies, showing that all insurance required by each Lease and providing coverage and limits reasonably satisfactory to Buyer are in full force and effect.

                  H. Opinion of Counsel to Sellers. Sellers shall have caused Counsel to prepare and deliver to Buyer an opinion substantially in the form attached hereto as Schedule J-1 pertaining to general corporate matters relative to Sellers and DenAmerica, an opinion substantially in the form of Schedule J-2 attached hereto relative to the Sites and the laws of the states in which the Sites are located, and such other opinions as Buyer shall reasonably request.

                  I. Sale and Lease Closing Documents. At or prior to the Sale and Lease Closing Date, Buyer, DenAmerica and/or Sellers, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company, DenAmerica, Sellers or Buyer, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as Buyer may reasonably require in form reasonably acceptable to Buyer, including, without limitation, the following:

                        (i)   Deed for each Site;
                        (ii)  Lease for each Site;
                        (iii) Memorandum of Lease for each Site;
                        (iv)  Proof of insurance under each Lease;
                        (v)   Opinion(s) of Counsel;
                        (vi) Certificate of Sellers as to Representations and Warranties, if requested by Buyer;
                        (vii) Non-Foreign Seller Certificates;
                        (viii) UCC-1 Financing Statements relative to the
                               Leases; and
                        (ix) Addition of Buyer as third-party beneficiary to the
                             Stock Purchase Agreement relative to
                             representations and warranties pertaining to the Sites and the Equipment.

                  J. Loan Transaction. The Loan Transaction shall have closed simultaneously with the Sale and Lease Closing.

                  K. Approvals relative to Acquisition of Black-eyed Pea Restaurant Chain. Buyer shall have approved (which approval shall not be unreasonably withheld) (i) the structure of the acquisition by DenAmerica of the Black-eyed Pea restaurant chain pursuant to the Stock Purchase Agreement, (ii) the 1995 year-end audited financial statements for Denwest Restaurant Corp., a Delaware corporation, (iii) DenAmerica's proposed balance sheet as of the date of DenAmerica's acquisition of the Black-eyed Pea restaurant chain, (iv) DenAmerica's five-year pro forma balance sheet and income statement, and (v) any and all of the properties in connection with DenAmerica's acquisition of the Black-eyed Pea restaurant chain that DenAmerica intends to close and not operate, and the properties that DenAmerica intends to convert to uses other than as Black-eyed Pea restaurants.

                  L. Net Worth Financial Statements. Sellers shall have caused DenAmerica to deliver to Buyer such financial statements, information and records pertaining to DenAmerica as are reasonably necessary to show that DenAmerica has achieved the net worth described in Subsection 8.P.

Upon fulfillment or waiver of all of the above conditions, Buyer shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

         12. DEFAULT AND REMEDIES. A. Each of the following shall be deemed a breach of this Agreement and a default by Sellers:

                  (i) If any representation or warranty of any Seller herein was false in any material respect when made or becomes false in any material respect prior to the Sale and Lease Closing Date;

                  (ii) If any Seller fails to keep or perform any of the terms or provisions of this Agreement or if any condition precedent is not satisfied by any Seller at or prior to the Sale and Lease Closing Date or if DenAmerica fails to keep or perform any of its duties or obligations under subsection 9.E;

                  (iii) If any Seller or DenAmerica is or becomes insolvent within the meaning of the Code, files or notifies Buyer that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due; or

                  (iv) If any event occurs or condition exists which does or would upon or following the Sale and Lease Closing Date constitute a breach or default under any or all of the Other Agreements.

         B. In the event of any breach or default, Buyer shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the following:

                  (i) To terminate this Agreement by giving written notice to Sellers in which case neither party shall have any further obligation or liability, except such liabilities as Sellers may have for such breach or default;

                  (ii) To bring an action for monetary damages against any or all of the Sellers;

                  (iii) To bring an action to require any or all of the Sellers specifically to perform their obligations hereunder;

                  (iv) To bring an action for specific performance to require DenAmerica to perform its obligations under Subsection 9.E and, in such event, to recover from DenAmerica any or all expenses, including reasonable attorneys' fees, paid or incurred by Buyer in connection with such action; and/or

                  (v) To recover from any or all of the Sellers all expenses, including reasonable attorneys' fees, paid or incurred by Buyer as a result of any breach or default by Sellers.

         13. ASSIGNMENTS. A. Buyer may assign in whole or in part its rights under this Agreement.

         B. None of the Sellers shall, prior to the Sale and Lease Closing Date, without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in any of the Sites, any of Sellers' rights under this Agreement or any interest in any of the Sellers, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or, a transfer (by one or more transactions) of a majority of the voting stock of any Seller or of a majority of the partnership interests in any Seller, regardless of whether the transfer is made by one or more transactions or whether one or more persons hold the controlling interest prior or subsequent to the transfer. Sellers shall not permit DenAmerica, prior to the Sale and Lease Closing Date, to assign, transfer, pledge or encumber any of DenAmerica's rights under this Agreement or under any of the Sale and Lease Operative Documents without the prior written consent of Buyer, which consent may be withheld in Buyer's sole discretion.

         14. INDEMNITY. A. Except for actions caused by the gross negligence or wilful misconduct of the Indemnified Parties (as defined below), and excluding Environmental Conditions that arise after the Sale and Lease Closing Date, all of the Sellers agree to indemnify, protect, hold harmless and defend (with legal counsel reasonably acceptable to Buyer) Buyer and its directors, officers, shareholders, employees, successors, assigns, agents, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, Buyer's reasonable attorneys' fees arising as the result of an Environmental Condition and/or a breach of any of the representations, warranties, covenants, agreements or obligations of any of the Sellers set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any damages incurred with respect to any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any Environmental Condition and/or any representation or warranty set forth in Section 8.K being false, or by reason of any investigation or claim of any governmental agency in connection therewith. The limitations, exceptions and exclusions set forth hereinabove shall not affect, diminish, limit or impair the duties, obligations and liabilities of Sellers or DenAmerica under the Leases or under any of the other Sale and Lease Operative Documents.

                  B. Sellers agree to indemnify, protect, hold harmless and defend (with legal counsel reasonably acceptable to Buyer) Buyer and the Indemnified Parties from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, Buyer's reasonable attorneys' fees arising as the result of the failure or inability of Sellers to obtain all of the consents, approvals and authorizations required to have been obtained in connection with the consummation of the transaction contemplated by this Agreement, including, without limitation, the approvals, consents and authorizations shown on Schedule I attached hereto.

         15.      MISCELLANEOUS PROVISIONS.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
         (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile with electronic confirmation,
         (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

                  If to Sellers:    c\o Mr. William J. Howard, Vice President
                                    DenAmerica Corp.
                                    7373 North Scottsdale Road
                                    Scottsdale, Arizona 85253
                                    Telephone: (602) 483-7055
                                    Telecopy:  (602) 483-9592

                  With a copy to:   Jeffrey H. Verbin, Esq.
                                    O'Connor Cavanagh
                                    One East Camelback Road
                                    Suite 1100
                                    Phoenix, Arizona 85012
                                    Telephone: (602) 263-2728
                                    Telecopy:  (602) 263-2900

                  If to Buyer:      Stephen Y. Schwanz, Vice President
                                     Corporate Finance
                                    FFCA Acquisition Corporation
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, AZ  85255
                                    Telephone: (602) 585-4500
                                    Telecopy:  (602) 585-2225

                  With a copy to:   Dennis L. Ruben, Esq.
                                    Senior Vice President and General Counsel
                                    FFCA Acquisition Corporation
                                    The Perimeter Center
                                    17207 North Perimeter Drive
                                    Scottsdale, AZ  85255
                                    Telephone: (602) 585-4500
                                    Telecopy:  (602) 585-2226

                  B. Risk of Loss. Sellers shall assume the risk of loss, damage or destruction of the Sites or any part thereof prior to the Sale and Lease Closing Date.

                  C. Condemnation. In the event of a taking of all or any part of any Site, Buyer at its sole option shall have the right to either
         (i) receive the proceeds of any condemnation award and, proceed to close this transaction or (ii) terminate this Agreement.

                  D. Real Estate Commission. Buyer and Sellers represent and warrant to each other that they have dealt with no real estate broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. Buyer and Sellers shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                  E. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  F. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  G. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  H. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Each of the Sellers, DenAmerica and Buyer were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                  I. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

                  J. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to Buyer's attorneys' fees and/or costs shall mean the fees and costs of independent counsel retained by Buyer with respect to this transaction.

                  K. Entire Agreement. This Agreement and the other Sale and Lease Operative Documents, together with any other certificates, instruments or agreements to be delivered hereunder or thereunder, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Sellers or DenAmerica and Buyer with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Sellers, DenAmerica and Buyer the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement and the other Sale and Lease Operative Documents shall control notwithstanding that such terms are inconsistent with or vary from those set forth in the Commitment.

                  L. Forum Selection; Jurisdiction; Venue; Choice of Law. Buyer, Sellers and DenAmerica acknowledge that this Agreement was substantially negotiated in the State of Arizona, this Agreement was signed by Sellers, DenAmerica and Buyer in the State of Arizona and delivered by Sellers, DenAmerica and Buyer in the State of Arizona, consummation of the transaction contemplated by this Agreement occurred in the State of Arizona, all payments under the Leases will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and DenAmerica, Sellers and Buyer consent that either may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, DenAmerica, Sellers and Buyer each waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the law of the state in which the Site that is the subject of such action, suit or proceeding is located shall be deemed to apply. Nothing contained in this Section shall limit or restrict the right of DenAmerica, Sellers or Buyer to commence any proceeding in the federal or the state courts located in the state in which the Site that is the subject of such action, suit or proceeding is located to the extent Sellers or Buyer deems such proceeding necessary or advisable to exercise remedies available under the Agreement.

                  M. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  N. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Sellers, DenAmerica and Buyer and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor-in-possession or any trustee appointed from a private panel.

                  O. Survival. Except for the conditions of Sale and Lease Closing set forth in Section 11, which shall be satisfied or waived as of the Sale and Lease Closing Date, all representations, warranties, covenants, waivers, agreements, obligations and indemnities of DenAmerica, Sellers and Buyer set forth in this Agreement shall survive the Sale and Lease Closing.

                  P. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. BUYER, SELLERS AND DENAMERICA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF BUYER AND SELLERS, USE OR OCCUPANCY OF THE SITES BY SELLERS, DENAMERICA OR SUBLESSEE, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT ANY OF THE PARTIES HERETO MAY HAVE TO A

         TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, SELLERS, DENAMERICA AND BUYER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO AGAINST THE OTHER OR SUCH OTHER PARTY'S SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY SELLERS, DENAMERICA AND BUYER OF ANY RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

         IN WITNESS WHEREOF, Sellers, DenAmerica and Buyer have entered into this Agreement as of the date first above written.

                                  BUYER:

                                  FFCA ACQUISITION CORPORATION, a
                                  Delaware corporation

                                  By___________________________________________
                                  Printed Name:  Stephen Y. Schwanz
                                  Its:           Vice President
                                                 Corporate Finance

                                  SELLERS:

ATTEST:                           BLACK-EYED PEA U.S.A., INC., a Texas
                                  corporation

By___________________________     By___________________________________________
Printed Name_________________     Printed Name_________________________________
Its__________________________     Its__________________________________________

                                  TEXAS BEP, L.P., a Texas limited
                                  partnership

                                  By:  BLACK-EYED PEA U.S.A., INC., a
ATTEST:                           Texas corporation, its general partner

By___________________________     By___________________________________________
Printed Name_________________     Printed Name_________________________________
Its__________________________     Its__________________________________________

               DENAMERICA HEREBY EXECUTES THIS SALE AND LEASE AGREEMENT FOR THE SOLE PURPOSE OF (1) AGREEING TO PERFORM ITS OBLIGATIONS UNDER SUBSECTION 9.E, AND (2) ACKNOWLEDGING AND AGREEING TO THE TERMS AND CONDITIONS UNDER SUBSECTIONS 12.A.ii AND 12.B.iv ABOVE.

ATTEST:                                DENAMERICA CORP., a
                                       Georgia corporation

By ________________________________    By______________________________________
Printed Name ______________________    Printed Name:  Todd S. Brown
Its _______________________________    Its:           Vice President

STATE OF ARIZONA        ]
                        ] SS.
COUNTY OF MARICOPA      ]

      The foregoing instrument was acknowledged before me on July , 1996, by Todd S. Brown, the Vice President of DenAmerica Corp., a Georgia corporation, on behalf of the corporation.

                                       ________________________________________
                                       Notary Public

My Commission Expires:

__________________________________

STATE OF ARIZONA       ]
                       ] SS.
COUNTY OF MARICOPA     ]

         The foregoing instrument was acknowledged before me on July ___ , 1996, by Stephen Y. Schwanz, Vice President, Corporate Finance, of FFCA Acquisition Corporation, a Delaware corporation, on behalf of the corporation.

                                       ________________________________________
                                       Notary Public

My Commission Expires:

__________________________________

STATE OF ARIZONA       ]
                       ] SS.
COUNTY OF MARICOPA     ]

         The foregoing instrument was acknowledged before me on July ___, 1996, by _____________________________, the _____________________________________ of
Black-eyed Pea U.S.A., Inc., a Texas corporation, on behalf of the corporation.


                                       ________________________________________
                                       Notary Public

My Commission Expires:

__________________________________

STATE OF ARIZONA       ]
                       ] SS.
COUNTY OF MARICOPA     ]

       The foregoing instrument was acknowledged before me on July ___, 1996, by _________________________________, the _____________________________________ of
Black-eyed Pea U.S.A., Inc., a Texas corporation, the general partner of Texas BEP, L.P., a Texas limited partnership, on behalf of the limited partnership.


                                       ________________________________________
                                       Notary Public

My Commission Expires:

__________________________________